UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2017

RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdictionof Incorporation)

000-55182	46-3951329
(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

4521 Sharon Road, Suite 370 Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

(704) 448-5240
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01    Entry into a Material Definitive Agreement.

On September 29, 2017, RumbleOn, Inc. (the “Company”) entered into an Amendment (the “Amendment”) to that certain Amended and Restated Stockholders’ Agreement, dated February 8, 2017 (the “Agreement”), with the stockholders of the Company listed thereto. The Amendment amends and restates sections 2.1(a) and 2.1(d) of the Agreement to increase the maximum size of the Company’s Board of Directors (the “Board”) from six (6) to seven (7) members.

A copy of the Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)             On September 29, 2017, the Company approved an increase in the size of the Board from six (6) to seven (7) members, effective October 1, 2017 (the “Effective Date”). Also, on September 29, 2017, the Board appointed Richard A. Gray, Jr. a director of the Company to fill the additional Board seat as of the Effective Date. Mr. Gray was also appointed a member of the Audit Committee and the Nominating and Corporate Governance Committee as of the Effective Date.

Mr. Gray, 69, has served as President of Gray & Co. Realtors, Inc., a licensed real estate service provider he founded, since 1987. Gray & Co. Realtors has been involved in the development, liquidation, the joint venture, and management of commercial real estate, representing both U.S. investors and foreign investors, and since 1998, has also been involved in raising venture capital for startup and additional round funding for public companies in the technology sector. Before Gray & Co. Realtors, he served as a broker at Wiggins Gray Interests, a company focused on development of retail and office properties in Dallas Fort Worth Metroplex, as well as office, industrial, land and retail brokerage from 1985 to 1987. Before Wiggins Gray Interests, he served at Hudson & Hudson Realtors from 1973 to 1985, Murray Investment Company from 1971 to 1973, and Borden Chemical Company from 1969 to 1971. Mr. Gray has also served as a director of the Cystic Fibrosis Foundation, Migra Tech, and Equitable Bank. Mr. Gray received his BBA from Texas Tech University.

There are no transactions between Mr. Gray and the Company that would be reportable under Item 404(a) of Regulation S-K.

As of the Effective Date, the members of the Audit Committee are Denmar Dixon (chair), Kevin Westfall, and Richard Gray; the members of the Compensation Committee are Kevin Westfall (chair), Denmar Dixon, and Mitch Pierce; and the members of the Nominating and Corporate Governance Committee are Mitch Pierce (chair), Richard Gray, and Denmar Dixon.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Amended and Restated Stockholders’ Agreement of RumbleOn, Inc., dated September 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: October 5, 2017	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer and Secretary

3